UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): June 27, 2008

Avensys Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-33199	88-0467848
(State or other jurisdiction	(Commission File No.)	(IRS Employer ID)
of incorporation)

400 Montpellier Blvd.
Montreal, Quebec
Canada H4N 2G7

(Address of principal executive offices and Zip Code)

(514) 904-6030

(Registrant's telephone number, including area code)

Copies to:
Darrin Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
32nd Floor
New York, NY 10006
Tel:(212) 930-9700
Fax:(212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2008, the Board of Directors appointed Mr. Jean-Marc Fortier as non-executive Director of the Board of Directors to fill the vacancy created by Mr. John Simons’ resignation. On July 3, 2008, Mr. Fortier accepted the terms of his appointment.

Mr. Jean-Marc Fortier has been a member of the Québec Bar Association since 1971. He also holds an MBA from the Richard Ivey School of Business Administration and a Master of Laws from the McGill Institute of Air and Space Law. From 1999 until 2004, he served as senior officer of BCE Media Inc., a subsidiary of BCE Inc. During the same period, Mr. Fortier also served as chairman and director of certain affiliates of BCE Media, operating in the media and satellite service sectors. He was also executive vice-president of TQS Inc., a private Québec broadcaster.

Since 2004, Mr. Fortier has been a senior legal advisor with a Montreal law firm and, at the beginning of 2008, he joined the firm of Robinson Sheppard Shapiro where he is presently acting as senior counsel and advisor in corporate finance, merger and acquisitions, natural resources and aerospace matters, both on a domestic and international level.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENSYS CORPORATION

Date: July 15, 2008	By:	/s/ John G. Fraser
John G. Fraser
President and Chief Executive Officer